UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 1, 2026

Huntington Bancshares Incorporated
(Exact Name of Registrant as Specified in Charter)

Maryland	1-34073	31-0724920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

41 South High Street, Columbus, Ohio 43287
(Address of Principal Executive Offices, and Zip Code)

(614) 480-2265
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Depositary Shares (each representing a 1/40th interest in a share of 4.500% Series H Non-Cumulative, perpetual preferred stock)	HBANP	NASDAQ
Depositary Shares (each representing a 1/1000th interest in a share of 5.70% Series I Non-Cumulative, perpetual preferred stock)	HBANM	NASDAQ
Depositary Shares (each representing a 1/40th interest in a share of 6.875% Series J Non-Cumulative, perpetual preferred stock)	HBANL	NASDAQ
Depositary Shares (each representing a 1/1000th interest in a share of 5.50% Series L Non-Cumulative, perpetual preferred stock)	HBANZ	NASDAQ
Common Stock-Par Value $0.01 per Share	HBAN	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Effective February 1, 2026, Huntington Bancshares Incorporated (“Huntington” or the “Company”) completed its previously announced acquisition of Cadence Bank, a Mississippi-chartered bank (“Cadence”), pursuant to the Agreement and Plan of Merger, dated as of October 26, 2025 (the “Merger Agreement”), by and among Huntington, The Huntington National Bank, a national bank and wholly owned subsidiary of Huntington (“Huntington National Bank”), and Cadence.

Pursuant to the Merger Agreement, Cadence merged with and into Huntington National Bank, with Huntington National Bank continuing as the surviving bank (the “Merger”).  Upon completion of the Merger, the separate existence of Cadence ceased.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $2.50 per share, of Cadence (“Cadence Common Stock”) issued and outstanding immediately prior to the Effective Time, including any Cadence restricted stock awards that vested solely as a result of the Merger, and other than certain shares held by Huntington, Huntington National Bank or Cadence, was converted into the right to receive 2.475 shares (the “Exchange Ratio”) of common stock, par value $0.01 per share, of Huntington (“Huntington Common Stock”).  Each holder of Cadence Common Stock converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Huntington Common Stock (after taking into account all shares held by such holder) will instead receive cash (without interest) in lieu of such fractional share in accordance with the terms of the Merger Agreement.  Pursuant to the Merger Agreement, at the Effective Time, each share of 5.50% Series A Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, of Cadence issued and outstanding immediately prior to the Effective Time, was automatically converted into the right to receive a depositary share (the “Huntington Series L Depositary Shares”) representing 1/1000 of a share of 5.50% Non-Cumulative Perpetual Preferred Stock Series L, par value $0.01 per share, of Huntington (the “Huntington Series L Preferred Stock”).

Pursuant to the Merger Agreement, at the Effective Time, (i) each outstanding Cadence restricted stock unit award that was not held by a non-employee director of Cadence was converted into a Huntington restricted stock unit award, with the number of shares underlying such award adjusted based on the Exchange Ratio, (ii) each outstanding Cadence restricted stock unit that was held by a non-employee director of Cadence was accelerated in full and converted into a right to receive (A) Huntington Common Stock, with the number of shares underlying such award adjusted based on the Exchange Ratio, and (B) a cash payment equal to the accrued dividend equivalents with respect to such unit, (iii) each outstanding Cadence performance stock unit award was converted into a Huntington restricted stock unit award, with the number of shares underlying such award (A) deemed earned at 110% for 2023 Cadence PSUs, 176.9% for 2024 Cadence PSUs and 100% for 2025 Cadence PSUs and (B) adjusted based on the Exchange Ratio, and (iv) each outstanding Cadence restricted stock award (other than those Cadence restricted stock awards granted in September 2020 with a May 2027 vesting date that vested solely as a result of the Merger) was converted into a Huntington restricted stock award, with the number of shares underlying such award adjusted based on the Exchange Ratio.  Each such converted Huntington award will otherwise continue to be subject to the same terms and conditions as applied to the corresponding Cadence award (excluding any performance-based vesting requirements but including any time-based vesting conditions) in effect immediately prior to the Effective Time.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 and incorporated herein by reference.

The total aggregate consideration payable in the Merger was approximately 462 million shares of Huntington Common Stock.  The issuance of shares of Huntington Common Stock and Huntington Series L Preferred Stock in connection with the Merger was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-4 (File No. 333-291486) filed by the Company with the Securities and Exchange Commission (the “Commission”) and declared effective on December 3, 2025 (the “Registration Statement”).  The joint proxy statement/prospectus included in the Registration Statement (the “Joint Proxy Statement/Prospectus”) contains additional information about the Merger Agreement and the transactions contemplated thereby.

Item 3.03.	Material Modification to Rights of Security Holders.

In connection with the Merger, the Company filed articles supplementary to its charter (the “Articles Supplementary”) with the State Department of Assessments and Taxation of Maryland (the “Maryland Department”), establishing the rights, preferences, privileges, qualifications, restrictions and limitations of the Huntington Series L Preferred Stock.  The Articles Supplementary became effective on February 1, 2026 immediately prior to the Effective Time.  At the Effective Time, the Company issued 6,900 shares of Huntington Series L Preferred Stock.  The Huntington Series L Preferred Stock is collectively represented by 6,900,000 Huntington Series L Depositary Shares.  Each holder of a Huntington Series L Depositary Share will be entitled to the proportional rights of a share of Huntington Series L Preferred Stock represented by the Huntington Series L Depositary Share. The Huntington Series L Depositary Shares are evidenced by Global Receipts issued under the Deposit Agreement, dated as of January 30, 2026, by and among Huntington, on the one hand, and Computershare Inc. and Computershare Trust Company, N.A., jointly as Depositary (the “Depositary”), on the other hand.

Huntington Series L Preferred Stock ranks, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, (1) equally with (A) the Company’s Floating Rate Series B Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share and liquidation value per share of $1,000, (B) 5.625% Series F Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share and liquidation value per share of $100,000, (C) 4.450% Series G Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share and liquidation value per share of $100,000, (D) 4.500% Series H Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share and liquidation value per share of $1,000, (E) 5.70% Series I Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share and liquidation value per share of $25,000, (F) 6.875% Series J Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share and liquidation value per shares of $1,000, (G) 6.250% Series K Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share and liquidation value per share of $100,000 and (H) any future class or series of the Preferred Stock that does not by its terms rank junior or senior to the Huntington Series L Preferred Stock (collectively, the “Parity Stock”), (2) senior to Huntington Common Stock and each other class or series of preferred stock the Company may issue in the future that, by its terms, ranks junior to the Huntington Series L Preferred Stock (collectively, the “Junior Stock”) and (3) junior to all existing and future indebtedness and other liabilities of the Company and any class or series of the Preferred Stock that expressly provides in the articles supplementary creating such class or series of the Preferred Stock that it ranks senior to the Huntington Series L Preferred Stock (subject to any requisite consents prior to issuance).

Under the terms of the Huntington Series L Preferred Stock, with certain limited exceptions, so long as any share of Huntington Series L Preferred Stock remains outstanding, (i) no dividend or distribution shall be declared and paid or set aside for payment on any Junior Stock, (ii) no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Company, directly or indirectly, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Company, and (iii) no shares of Parity Stock shall be repurchased, redeemed, or otherwise acquired for consideration by the Company during a Dividend Period (as defined in the Articles Supplementary attached hereto as Exhibit 3.1), unless, in each case of (i), (ii), and (iii) the full dividends for the most recently completed Dividend Period on all outstanding shares of the Huntington Series L Preferred Sock have been declared and paid in full or declared and a sum sufficient for the payment of those dividends has been set aside.  Additionally, with certain limited exceptions, so long as any share of Huntington Series L Preferred Stock remains outstanding, the Company shall not declare, pay, or set aside for payment full dividends on any Parity Stock unless the Company has paid in full, or set aside payment in full, in respect of all unpaid dividends for all Dividend Periods for outstanding shares of Huntington Series L Preferred Stock.

The foregoing descriptions of the terms of the Huntington Series L Preferred Stock are qualified in their entirety by reference to the full text of the Articles Supplementary, the Deposit Agreement and the Form of Receipt, which are included as Exhibit 3.1, Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, as of the Effective Time, the size of the board of directors of the Company (the “Board”) was increased to consist of a total of 15 directors, including the 12 directors of the Company as of immediately prior to the Effective Time and three former directors of Cadence.  The three former directors of Cadence appointed by the Board to fill the increase in the size of the Board referred to above, in each case effective as of the Effective Time, are as follows: James D. Rollins III, Virginia A. Hepner and Alice Rodriguez (collectively, the “New Directors”).

Other than the Merger Agreement and that certain Letter Agreement, dated October 26, 2025, by and among the Huntington Parties and James D. Rollins III, there are no arrangements between the New Directors and any other person pursuant to which the New Directors were selected as directors.  Non-employee members of the Board (other than Mr. Rollins) will be compensated for such service as described in the proxy statement filed by Huntington in connection with its 2025 annual meeting of shareholders on April 16, 2025 and in any information that Huntington files with the Commission that updates or supersedes that information.  Biographies of the New Directors can be found in Cadence’s proxy statement in connection with its 2025 annual meeting of shareholders on April 23, 2025.

As previously described in the Joint Proxy Statement/Prospectus under the section entitled “The Merger—Interests of Cadence’s Directors and Executive Officers in the Merger—Letter Agreement with Mr. Rollins,” Mr. Rollins will serve as a non-employee member of the Board for a three-year term following the completion of the Merger.  While serving on the Board, Mr. Rollins will also serve as a member of the board of directors of Huntington National Bank and will have the title of Vice Chairman of each of the boards.  In addition, Mr. Rollins will serve as an advisor to Huntington, reporting exclusively to Huntington’s Chief Executive Officer.  As compensation for such service and his compliance with applicable restrictive covenants, Mr. Rollins is entitled to a lump-sum cash payment of $10 million as of the Effective Time and is entitled to an annual cash fee equal to: $6 million for the first twelve (12)-month period following the Effective Time, $5 million for the second twelve (12)-month period following the Effective Time, and $4 million for the second twelve (12)-month period following the Effective Time.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Articles of Restatement and the Bylaws of Huntington, in each case as in effect as of immediately prior to the Effective Time, remained the organizational documents of Huntington consistent with the terms of the Merger Agreement.

In connection with the Merger, the Company filed the Articles Supplementary with the Maryland Department, supplementing the Charter by establishing the Huntington Series L Preferred Stock consisting of 6,900 authorized shares.  The Articles Supplementary became effective on February 1, 2026, immediately prior to the Effective Time.

A description of the Articles Supplementary is contained in the section captioned “Description of New Huntington Preferred Stock” in the Registration Statement and is incorporated herein by reference.  The full text of the Articles Supplementary is filed as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01	Other Events

On February 2, 2026, Huntington issued a press release announcing the completion of the Merger, a copy of which is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial information required by this Item 9.01(a) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(b) Pro forma financial information.

The pro forma financial information required by this Item 9.01(b) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(d)          Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of October 26, 2025, by and among Huntington Bancshares Incorporated, The Huntington National Bank and Cadence Bank (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Commission on October 30, 2025)

3.1
Articles Supplementary of Huntington Bancshares Incorporated, effective as of February 1, 2026 (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-A, filed with the Commission on January 30, 2026)

4.1
Deposit Agreement, dated as of January 30, 2026, by and among Huntington Bancshares Incorporated, Computershare Inc. and Computershare Trust Company, N.A., jointly as Depositary (incorporated by reference to Exhibit 4.6 to the Company’s Form 8-A, filed with the Commission on January 30, 2026)

4.2	Form of Receipt (included as Exhibit A of Exhibit 4.1)
99.1	Press Release, dated February 2, 2026
104	Cover Page Interactive Data File (formatted as inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON BANCSHARES INCORPORATED

	By:	/s/ Marcy C. Hingst
Marcy C. Hingst
General Counsel and Corporate Secretary

Dated: February 2, 2026